TODD SHIPYARDS CORPORATION ANNOUNCES FERRY

NEW CONSTRUCTION AWARD BY WASHINGTON STATE DEPARTMENT OF TRANSPORTATION

VIA FACSIMILE	CONTACT: HILARY PICKEREL
Total Pages - 1	SHAREHOLDER RELATIONS
206-623-1635 Ext. 106

SEATTLE, WASHINGTON...December 2, 2008...Todd Shipyards Corporation (NYSE:TOD) announced that its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd" or the "Company"), was awarded a $65.5 million contract from Washington State Department of Transportation, Ferries Division ("WSF") for the construction of one 64-Auto Ferry to be used on the Puget Sound ferry route between Port Townsend and Keystone. The contract will commence once the Company has received a Notice to Proceed from WSF and the schedule contemplates a delivery of the new ferry to WSF during the spring/summer of 2010. The competition to build the 64-Auto Ferry was open to all shipyards located in the state of Washington. Stephen Welch, CEO, said, "Given our history of successfully building the last generation of new car ferries for WSF, the Jumbo Mark II Class, Todd is pleased to have this opportunity to build another quality vessel for WSF."

Todd performs repair and maintenance work on commercial and federal government vessels and provides new construction and industrial fabrication services for a wide variety of customers. Its customers include the U.S. Navy, the U.S. Coast Guard, NOAA, the Washington State Ferry system, the Alaska Marine Highway System, and various other commercial and governmental customers. Todd Shipyards Corporation has operated a shipyard in Seattle since 1916.

Forward-Looking Statements

Statements contained in this Report, which are not historical facts or information, are "forward-looking statements." Words such as "believe," "expect," "intend," "will," "should," and other expressions that indicate future events and trends identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, which could cause the outcome to be materially different than stated. The Company cautions that any forward-looking statement reflects only the belief of the Company or its management at the time the statement was made. Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove to be inaccurate or incomplete. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Furthermore, market trends are subject to changes, which could adversely affect future results. See additional discussion in our Annual Report on Form 10-K for the fiscal year ended March 30, 2008, and other factors detailed from time to time on our other filings with the Securities and Exchange Commission.